UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2013

FBC HOLDING, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52854	71-1026782
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

60 Cedar Lake West, Denville, NJ	07834
(address of principal executive offices)	(zip code)

(201) 213-2504
(registrant’s telephone number, including area code)

Not Applicable
(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS

ITEM 4.01. Changes in Registrant’s Certifying Accountant

History of auditor changes:

Our prior financial statements, for the years ended July 31, 2012 and 2011, were audited by the firm of Peter Messineo, CPA (“PM”).  In December 2012 Peter Messineo, CPA merged into the firm known as DKM Certified Public Accountants (“DKM”).   In April 2013 the agreement of DKM and PM discontinued.  The successor firm named in (2) is a continuation of the original registered audit firm (PM).

(1) Previous Independent Auditors:

a.  On June 26, 2013, the Company dismissed the registered independent public accountant, DKM Certified Public Accountants, of Clearwater Florida (“DKM”).

b.  DKM did not report on the financial statements for the year ended July 31, 2012. July 31, 2012 was audited by PM and contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to audit scope or accounting, except that the report contained an explanatory paragraph stating that there was substantial doubt about the Company’s ability to continue as a going concern.

c.  Our Board of Directors participated in and approved the decision to change independent accountants. Through the period covered by the financial audit for the year ended July 31, 2012 and through the current date, there have been no disagreements with DKM on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of DKM would have caused them to make reference thereto in their report on the financial statements. Through the interim period June 26, 2013 (the date of dismissal), there have been no disagreements with DKM on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of DKM would have caused them to make reference thereto in their report on the financial statements.

d.  We have authorized DKM to respond fully to the inquiries of the successor accountant.

e.  During the years ended July 31, 2012 and the interim period through June 26, 2013, there have been no reportable events with us as set forth in Item 304(a)(1)(iv) of Regulation S-K.

f.  The Company provided a copy of the foregoing disclosures to DKM prior to the date of the filing of this Report and requested that DKM furnish it with a letter addressed to the Securities & Exchange Commission stating whether or not it agrees with the statements in this Report.  A copy of such letter is filed as Exhibit 16.1 to this Form 8-K.

(2) New Independent Accountants:

a. On June 26, 2013, the Company engaged Messineo & Co, CPAs, LLC (“M&Co”) of Clearwater, Florida, as its new registered independent public accountant. During the years ended July 31, 2012 and 2011 and prior to June 26, 2013 (the date of the new engagement), we did not consult with M&Co regarding (i) the application of accounting principles to a specified transaction, (ii) the type of audit opinion that might be rendered on the Company’s financial statements by M&Co, in either case where  written or oral advice provided by M&Co would be an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issues or (iii) any other matter that was the subject of a disagreement between us and our former auditor or was a reportable event (as described in Items 304(a)(1)(iv) or Item 304(a)(1)(v) of Regulation S-K, respectively).

Practically, M&Co., CPA has been the company’s auditor since 2011. M&Co. merged with DKM in January 2013, which event was reported by the Company at that time, In June, M&Co. separated its practice from DKM, which event is being reported in this filing. The Company wishes to point out that although it appears that we have engaged three auditors during the past six months that actually we have consistently maintained the same independent accountant which was affiliated with several different entities from January 2013 through the date of this filing.

ITEM 9.01. Financial Statements and Exhibits.

a.  None
b.  Exhibits

NUMBER	EXHIBIT
16.1	Letter from DKM Certified Public Accountants, dated June 26, 2013, regarding Change in Certifying Accountant. (Filed herewith.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FBC Holding, Inc.
Dated: June 26, 2013	By	/s/ Frank Russo
Frank Russo Principal Executive Officer